SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Carreker Corporation announces the resignation of Terry L. Gage as Chief Financial Officer.  Mr. Gage has told the Company that after seeing the Company through a difficult period, he is looking forward to pursuing opportunities in another industry.  Noting that it believes Mr. Gage has served it faithfully and well since he joined the Company in 1995, the Company has engaged the executive search firm of Heidrick & Struggles to assist in a search for a new Chief Financial Officer.

The Company has appointed Frank Tilley as Chief Financial Officer on an interim basis until a permanent replacement is named.  Mr. Gage will cooperate with the Company and Mr. Tilley on transitional matters, and has agreed to provide consulting services to the Company in the future.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 22, 2003

CARREKER CORPORATION

By:	/s/ Tod V. Mongan
Tod V. Mongan, Senior Vice President